Exhibit 99.1

America Service Group Announces First Quarter Results

Company Reaffirms Guidance for Full Year 2009 Net Income

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 29, 2009--America Service Group Inc. (NASDAQ:ASGR):

First Quarter Highlights:

  Increase in healthcare revenues from continuing contracts of 5.7% from the prior year quarter
  Income from continuing operations of $885,000 in the quarter, compared with $820,000 in the prior year quarter
  Net cash provided by operating activities of $5.0 million in the quarter compared with $2.7 million in the prior year quarter
  Cash and cash equivalents of $28.0 million at March 31, 2009
  No debt outstanding at March 31, 2009

America Service Group Inc. (NASDAQ:ASGR) announced today results for the first quarter ended March 31, 2009, and reaffirmed its guidance for full year 2009 net income.

Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of America Service Group, said, “I am pleased we were able to achieve our expected financial results in the first quarter despite taking a large charge to healthcare expenses related to a 2004 professional liability case. Of note is that contract performance outpaced expectations in the first three months, continuing the improved performance produced throughout last year. During the quarter, we also ramped up our staffing in anticipation of our April start up of the Michigan DOC contract, which is going well in these first few weeks. We are reaffirming our guidance for full year net income. We are adjusting income per diluted share guidance to reflect increased dilution and a decrease in the number of shares available for repurchase during the remaining period of our authorized repurchase program due to a 43% increase in market price since we originally issued guidance in early March.”

FAS 144 Impact on Income Statement Presentation Format

As noted in its 2008 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for First Quarter Ended March 31, 2009

Healthcare revenues from continuing contracts for the first quarter of 2009 were $130.5 million, an increase of 5.7% over the prior year quarter. Total Revenues, which includes revenues from continuing and discontinued contracts, for the first quarter of 2009 were $130.9 million, an increase of 2.0% from the prior year quarter.

Healthcare expenses from continuing contracts for the first quarter of 2009 were $120.9 million, or 92.7% of healthcare revenues, as compared with $114.2 million, or 92.6% of healthcare revenues, in the prior year quarter. The negative impact on healthcare expenses from adverse reserve development related to professional liability claims increased to $2.4 million in the first quarter of 2009, as compared with $728,000 in the prior year quarter. The increased level of adverse development related to professional liability claims in the first quarter of 2009 was primarily due to additional expense recognized for an award of court costs and attorney fees totaling approximately $1.8 million against the Company in March 2009 resulting from an adverse jury verdict against the Company in November 2008 of approximately $3.6 million related to care provided by the Company in February 2004. The Company is vigorously challenging both the appropriateness and amount of the verdict awarded to the plaintiffs in this matter as well as the award of court costs and attorney fees. The Company has filed an appeal seeking a reversal of the adverse verdict and judgment as it believes there were several reversible errors made by the trial court. Included in healthcare expenses in the first quarter of 2009 is $313,000 of direct incremental start-up expenses related to the Company’s new contract with the State of Michigan Department of Corrections. Also included in healthcare expenses from continuing contracts is share-based compensation expense of $12,000 and $23,000 for the first quarters of 2009 and 2008, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the first quarter of 2009 were $121.7 million, or 93.0% of Total Revenues, as compared with $118.9 million, or 92.6% of Total Revenues, in the prior year quarter.

Gross margin from continuing contracts for the first quarter of 2009 was $9.5 million, or 7.3% of healthcare revenues, as compared with $9.2 million, or 7.4% of healthcare revenues, in the prior year quarter. Included in gross margin is the negative impact from adverse development related to professional liability claims, direct incremental start-up expenses related to the Company’s new contract with the State of Michigan Department of Corrections and share-based compensation expense, all of which are discussed above. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the first quarter of 2009 was $9.2 million, or 7.0% of Total Revenues, as compared with $9.5 million, or 7.4% of Total Revenues, in the prior year quarter.

Selling, general and administrative expenses for the first quarter of 2009 were $7.2 million, or 5.6% of healthcare revenues, as compared with $6.5 million, or 5.3% of healthcare revenues, in the prior year quarter. Included in selling, general and administrative expenses is share-based compensation expense of $464,000 and $554,000 for the first quarters of 2009 and 2008, respectively. Also included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2009 incentive compensation plan of $548,000 in the first quarter of 2009, compared with $95,000 of accrued bonus expense in the prior year quarter related to the Company’s 2008 incentive compensation plan. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the first quarter of 2009, were 5.2%, as compared with 4.6% in the prior year quarter.

Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended March 31, 2009 and 2008, were $13,000 and $58,000, respectively.

Adjusted EBITDA for the first quarter of 2009 was $2.4 million, as compared with $3.6 million in the prior year quarter. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the first quarter of 2009 was $638,000, as compared with $915,000 in the prior year quarter.

Income from operations for the first quarter of 2009 was $1.6 million, as compared with $1.7 million in the prior year quarter.

Net interest expense for the first quarter of 2009 was $64,000, as compared with $272,000 in the prior year quarter.

Income from continuing operations before income taxes for each of the first quarters of 2009 and 2008 was $1.5 million.

The income tax provision for the first quarter of 2009 was $663,000, as compared with $635,000 in the prior year quarter.

Income from continuing operations after taxes for the first quarter of 2009 was $885,000, as compared with $820,000 in the prior year quarter.

The loss from discontinued operations, net of taxes, for the first quarter of 2009 was $186,000, as compared with income from discontinued operations, net of taxes, of $162,000 in the prior year quarter.

Net income for the first quarter of 2009 was $699,000, or $0.08 per basic and diluted common share, as compared with $982,000, or $0.11 per basic and diluted common share, in the prior year quarter.

Cash and cash equivalents were $28.0 million at March 31, 2009, as compared with $24.9 million at December 31, 2008. There was no debt outstanding at March 31, 2009 or December 31, 2008. Days sales outstanding in accounts receivable were 32 days at March 31, 2009, as compared with 31 days at December 31, 2008. Net cash provided by operating activities for the first quarter of 2009 was $5.0 million, as compared with $2.7 million in the prior year quarter.

2009 Guidance

The Company is reaffirming its guidance for estimated full year 2009 net income. The Company is updating its guidance for diluted weighted average common shares outstanding and net income per diluted common share to reflect the impact of recent market prices of the Company’s common shares. Since March 3, 2009, the date the Company provided its initial guidance for full year 2009 results, to April 28, 2009, the market price of the Company’s common shares has increased approximately 43%. This increase in the market price of the Company’s common shares increases the effect of dilutive securities and decreases the number of shares that could be repurchased and retired under the Company’s stock repurchase program during the remainder of 2009. The Company’s guidance for estimated full year 2009 results is summarized below:

Guidance
For Full Year
2009 Results
Total Revenues (1)	$600.0 – $610.0 million
Healthcare expenses (2)	$555.1 – $565.1 million
Gross margin (2)	$44.9 million
Selling, general and administrative expenses (3)	$28.5 million
Depreciation, amortization and interest expense (1)	$2.9 million
Pre-tax income (1)(2)(3)	$13.5 million
Income tax provision (1)	$5.7 million
Net income – GAAP	$7.8 million
Weighted average common shares outstanding – diluted (4)	8.9 million
Net income per common share – diluted – GAAP	$0.88

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2009.
(3) Including share-based compensation expense allocated to selling, general and administrative expenses of $1.5 million estimated for 2009.
(4) Assumes completion of the Company’s stock repurchase program during 2009.

Consistent with past practice, the Company’s guidance for full year 2009 results does not consider the impact of any contracts with potential new customers that have not yet been signed. The Company’s new contract with the Michigan Department of Corrections, which commenced on April 1, 2009, is included in the guidance for full year 2009 results. Contracts currently in operation are included in the guidance for full year 2009 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Stock Repurchase Program

On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

The Company repurchased and retired 140,000 shares of its common stock under the stock repurchase program during the first quarter of 2009 for approximately $1.6 million. Since the inception of the repurchase program, the Company has repurchased and retired 386,900 shares of its common stock under the repurchase program for approximately $4.0 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.

The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

As of April 28, 2009, the Company had approximately 9.3 million shares outstanding.

Conference Call

A listen-only simulcast and replay of America Service Group’s first quarter 2009 results conference call will be available online at www.asgr.com or www.earnings.com on April 30, 2009, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information and other information concerning the Company can be found on the Company’s website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2009 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  risks arising from governmental budgetary pressures and funding;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results;
  the Company’s ability to expand its products beyond its traditional correctional health client base; and
  the risks arising from shareholder litigation.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2009	% of Revenue	March 31, 2008	% of Revenue
Healthcare revenues	$130,453	100.0	$123,404	100.0
Healthcare expenses	120,945	92.7	114,225	92.6
Gross margin	9,508	7.3	9,179	7.4
Selling, general and administrative expenses	7,245	5.6	6,479	5.3
Audit Committee investigation and related expenses	13	-	58	-
Depreciation and amortization	638	0.5	915	0.7
Income from operations	1,612	1.2	1,727	1.4
Interest, net	64	-	272	0.2
Income from continuing operations before income tax provision	1,548	1.2	1,455	1.2
Income tax provision	663	0.5	635	0.5
Income from continuing operations	885	0.7	820	0.7
Income (loss) from discontinued operations, net of taxes	(186)	(0.2)	162	0.1
Net income	$699	0.5	$982	0.8

Income (loss) per common share – basic:
Income from continuing operations	$0.10		$0.09
Income (loss) from discontinued operations, net of taxes	(0.02)		0.02
Net income	$0.08		$0.11

Income (loss) per common share – diluted:
Income from continuing operations	$0.10		$0.09
Income (loss) from discontinued operations, net of taxes	(0.02)		0.02
Net income	$0.08		$0.11

Weighted average common shares outstanding:
Basic	8,939		9,180
Diluted	9,025		9,199

AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2009	Dec. 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$28,042	$24,855
Accounts receivable: healthcare and other, less allowances	45,893	41,007
Inventories	2,848	2,933
Prepaid expenses and other current assets	13,634	12,987
Current deferred tax assets	5,106	5,333
Total current assets	95,523	87,115
Property and equipment, net	6,785	6,442
Goodwill, net	40,772	40,772
Contracts, net	2,147	2,217
Other intangibles, net	96	154
Other assets	5,182	5,183
Total assets	$150,505	$141,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,134	$19,570
Accrued medical claims liability	15,880	14,743
Accrued expenses	38,650	36,466
Deferred revenue	13,192	8,052
Total current liabilities	86,856	78,831
Noncurrent portion of accrued expenses	17,310	17,146
Noncurrent deferred tax liabilities	2,025	1,860
Total liabilities	106,191	97,837
Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	37,616	38,047
Retained earnings	6,605	5,906
Total stockholders’ equity	44,314	44,046
Total liabilities and stockholders’ equity	$150,505	$141,883

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2008
Cash Flows from Operating Activities
Net income	$699	$982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	643	928
Loss on retirement of fixed assets	9	8
Finance cost amortization	26	13
Deferred income taxes	453	709
Share-based compensation expense	476	577
Excess tax benefits from share-based compensation expense	(61)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(4,886)	(4,998)
Inventories	85	(36)
Prepaid expenses and other current assets	(647)	(1,331)
Other assets	(6)	423
Accounts payable	(436)	1,089
Accrued medical claims liability	1,137	1,698
Accrued expenses	2,348	1,825
Deferred revenue	5,140	817
Net cash provided by operating activities	4,980	2,704

Cash Flows from Investing Activities
Capital expenditures	(885)	(641)
Net cash used in investing activities	(885)	(641)

Cash Flows from Financing Activities
Share repurchases	(1,624)	-
Excess tax benefits from share-based compensation expense	61	-
Issuance of common stock	150	74
Exercise of stock options	505	-
Net cash provided by (used in) financing activities	(908)	74

Net increase in cash and cash equivalents	3,187	2,137
Cash and cash equivalents at beginning of period	24,855	8,969
Cash and cash equivalents at end of period	$28,042	$11,106

AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2009	March 31, 2008
Healthcare revenues	$419	$4,964
Healthcare expenses	728	4,677
Gross margin	(309)	287
Depreciation and amortization	5	13
Income (loss) from discontinued operations before income taxes	(314)	274
Income tax provision (benefit)	(128)	112
Income (loss) from discontinued operations, net of taxes	$(186)	$162

AMERICA SERVICE GROUP INC.

DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES

(Unaudited, in thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2009	2008
Net income	$699	$982
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(123)	125
Income tax provision	663	635
Interest, net	64	272
Depreciation and amortization	638	915
Audit Committee investigation and related expenses	13	58
Share-based compensation expense included in healthcare expenses	12	23
Share-based compensation expense included in selling, general and administrative expenses	464	554
Adjusted EBITDA	$2,430	$3,564

AMERICA SERVICE GROUP INC.

DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)

(Unaudited, in thousands)

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended March 31,
	2009	2008
Healthcare revenues	$130,453	$123,404
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	419	4,964
Total Revenues	$130,872	$128,368
RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended March 31,
	2009	2008
Healthcare expenses	$120,945	$114,225
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	728	4,677
Share-based compensation expense included in healthcare expenses	(12)	(23)
Total Healthcare Expenses	$121,661	$118,879
RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended March 31,
	2009	2008
Gross margin	$9,508	$9,179
Gross margin included in income (loss) from discontinued operations, net of taxes	(309)	287
Share-based compensation expense included in gross margin	12	23
Total Gross Margin	$9,211	$9,489

CONTACT:
America Service Group Inc.
Richard Hallworth, 615-373-3100
President and Chief Executive Officer
or
Michael W. Taylor, 615-373-3100
Executive Vice President and Chief Financial Officer